Exhibit 99.1

Arconic Overview 1 6% 14% 14% 12% 9% 7% 17% 21% Packaging Industrial and Other Commercial Transportation Automotive Aero Commercial Engines Building and Construction Aero Defense Aero Commercial Airframes $14.2B 2019 REVENUE 5% 6% 17% 70% Asia Other United Kingdom Continental Europe 2% North America 2019 Revenue by End - Market (% of total) 2019 Revenue by Region (% of total) $14.2B 2019 REVENUE

Engineered Products & Forgings (EP&F): Broad portfolio across aerospace

2019 Revenue by Business Unit
(% of total)



Forged Wheels
14%
Fastening Systems
22%
$7.1B
2019 REVENUE
16%
Engineered Structures
48%
Engine Products

70%+ of Revenue Aerospace



Inspection of a forged front fan blade for aero engine.



Flite-Tite® fasteners offer lightning strike protection on carbon fiber reinforced aircraft.



Robotics used in investment cast mold production.



Production of titanium rings for aero engines.



Arconic makes among lightest, strongest heavy-duty truck wheels on the road.

ARCONIC

2

18% 26% 18% 16% 12% 10% Aerospace Commercial Transportation & Other Automotive Building & Construction Packaging Industrial Global Rolled Products (GRP): Strong position in growing markets 3 $7.1B 2019 REVENUE Arconic bonding technologies offer greater strength, durability and consistency than traditional conversion coatings Arconic supplies brazing sheet used in the production of automotive and commercial transportation radiators Single - piece aero wing spar Arconic’s Kawneer curtain wall and entrances of the Minnesota Vikings stadium 2019 Revenue by End - Market (% of total)